EXHIBIT 10.29

EQUIPMENT SUPPLY AGREEMENT

between

IBERDROLA RENEWABLES, LLC,

as Buyer,

and

Gamesa Wind US, LLC,

as Supplier

December 28, 2014

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

i

LIST OF EXHIBITS

Exhibit 1	List of PTC Equipment

Exhibit 1-A	Specifications

Exhibit 2	Description of Additional Turbine Equipment/Scope of Supply

Exhibit 3	Form of Delivery Certificate

Exhibit 4	Reserved

Exhibit 5	Project Descriptions

Exhibit 6	Warranty, Service & Maintenance on PTC Equipment Prior to Project TSA Execution

Exhibit 7	Contract Price

Exhibit 8	Payment Schedule

Exhibit 9	Component Breakdown

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

EQUIPMENT SUPPLY AGREEMENT

THIS EQUIPMENT SUPPLY AGREEMENT (including the Exhibits, this “ESA” or this “Agreement”) is entered into on December 28, 2014 (the “Effective Date”) by and between:

IBERDROLA RENEWABLES, LLC, an Oregon limited liability company (“Buyer”), with corporate address at 1125 NW Couch St., Suite 700, Portland, Oregon 97209; and

GAMESA WIND US, LLC, a Delaware limited liability company (“Supplier”), with corporate address at 1150 Northbrook Drive, Feasterville-Trevose, Pennsylvania 19053.

Buyer and Supplier each may be referred to in the ESA individually as a “Party” and collectively as the “Parties”.

RECITALS:

A. WHEREAS, Supplier is in the business of manufacturing and delivering wind power plant equipment and components and providing related services.

B. WHEREAS, Buyer, either directly or through its affiliates, is engaged in the business of developing and operating wind power generation facilities, including the Projects (as defined below).

C. WHEREAS, Buyer has requested that Supplier supply and deliver the PTC Equipment (as defined in Exhibit 1) in connection with Buyer’s interest in having the Projects qualify for Tax Credits (as defined below), and Supplier has committed to provide and deliver the PTC Equipment requested by Buyer, in accordance with the terms and conditions of this Agreement.

D. WHEREAS, Buyer and Supplier agree to subsequently negotiate in good faith commercial terms for (a) one or more Turbine Supply Agreements (each, a “Project TSA”) that, upon execution, will provide for the purchase, sale, delivery and warranty of Additional Turbine Equipment for one or more Projects, and (b) one or more Operations and Maintenance Agreements (each, an “Project OMA”) that, upon execution, will provide for the scheduled and unscheduled maintenance of the WTGs contained in one or more Projects.

NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants contained in this ESA and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, intending to be legally bound, agree as follows:

ARTICLE 1.

DEFINITIONS AND RULES OF INTERPRETATION

1.1 Definitions. For purposes of this Agreement, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in in this Section 1.1:

“Additional Turbine Equipment” means the Turbine Equipment described in Exhibit 2.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Alternate Tax Incentives” is defined in Section 3.6.8.

“Applicable Laws” means (a) the statutes, laws, ordinances, rules, regulations, judgments, decrees, injunctions, writs and orders of any Governmental Authority; (b) decisions of and determinations by, and interpretations of, any of the foregoing set forth in clause (a) by any Governmental Authority, judge, or arbitrator; and (c) requirements of Permits, in the case of each of the items described in clauses (a)-(c), that apply to either or both of the Parties or their affiliates, a Project, the terms of this ESA or otherwise to the Person or matter in question. For the avoidance of doubt, “Applicable Laws” includes rules and regulations of any independent system operator, regional transmission operator or other transmission operator or authority and of any reliability authority and any electrical specifications, grid codes and other similar requirements that apply to the Project.

“Blade” means a complete, fully-functional (if installed) wind turbine blade to be mounted on a WTG, of which a set of three (3) are included in such WTG, all as more specifically described in the Specifications.

“Buyer Indemnified Parties” is defined in Section 6.2.

“Buyer PTC Party” means the lessor in a sale-leaseback transaction or the partnership in a partnership flip transaction or the investor in a tax equity transaction.

“Buyer Responsible Party” means Buyer, its affiliates, subcontractors, agents and vendors, or any Person or entity employed by any of them, or any Person or entity for whose acts any of them is liable during the performance of Buyer’s obligations under this ESA, but excluding Supplier and other Supplier Responsible Parties.

“Code” means the Internal Revenue Code of 1986, as may be amended or replaced from time to time.

“Contract Price” is the purchase price for the Additional Turbine Equipment as set forth on Exhibit 7 hereto.

“Delivery Certificate” means a certificate in the form of Exhibit 3, signed by Supplier and countersigned by Buyer, that identifies the PTC Equipment delivered to the PTC Equipment Delivery Location, including the serial numbers of such PTC Equipment.

“Effective Date” is defined in the preamble.

“ESA” is defined in the recitals.

“ESA Price” is defined in Section 3.1.

“ExWorks” means the time when the Turbine Equipment has been completely manufactured and assembled and is located at the Supplier’s manufacturing facilities.

“Exclusivity Period” is defined in Section 4.1.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Excusable Event” means: (i) any gross negligence or willful misconduct of any Buyer Responsible Party, (ii) the occurrence of a Force Majeure Event, (iii) a material change in Applicable Law; (iv) any issuance of, or change in, a Permit required of Buyer after the Effective Date to the extent it requires a change in the design (including required materials) of, or modifications to, the PTC Equipment, (v) any material breach of this ESA by Buyer, (vi) any suspension of Supplier’s performance hereunder instructed by Buyer, or (vii) Buyer’s failure to comply with Applicable Laws, but, in each case, only if the event prevents the Supplier from satisfying the PTC Delivery Obligations.

“Final PTC Decision” is defined in Section 3.6.3.

“Financing Party” means any lender providing direct or indirect, senior or subordinated construction, interim or long-term debt financing or refinancing to Buyer for the purchase, installation or operation of the Turbine Equipment or a Project or any party providing tax equity.

“Force Majeure Event” means, with respect to a Party, any event or occurrence which is reasonably unforeseeable as of the date of this ESA, and that is beyond the reasonable control, directly or indirectly, of the Party affected, and that wholly or partly delays or prevents such Party’s performance of its obligations under this ESA, and which (i) could not be avoided, prevented or removed by such Party’s commercially reasonable efforts and (ii) is not caused by or does not result from the negligence, breach, or failure of such Party to perform its obligations hereunder; provided the affected Party has taken all reasonable precautions, care and alternate measures to avoid or mitigate the effects thereof. Force Majeure events may include: war (whether declared or not) or other armed conflict; terrorism; civil insurrection; declaration of martial law; Changes in Law; piracy; nuclear or chemical spills or accidents; widespread or prolonged electrical outages; lightning strikes; earthquakes; fires; tornadoes; blizzards or ice storms; hurricanes; volcanic activity; strikes; lockouts or other labor actions; and unilateral governmental action such as export or import prohibitions. The Parties expressly agree and acknowledge that the list of Force Majeure Events in the foregoing sentence is intended as an inclusive list rather than an exhaustive list. Notwithstanding anything to the contrary, the term Force Majeure Event shall be deemed not to include (a) lack of funds or the availability of financing, or (b) any labor disturbance affecting either Supplier or its subcontractors, to the extent that such labor disturbance involves direct employees of Supplier or its subcontractors who are performing PTC Delivery Obligations, except for strikes or lockouts national or regional in scope, or (c) any delay, default or failure (direct or indirect) in obtaining materials, or any other delay, default or failure (financial or otherwise) of Supplier or its subcontractor, except as otherwise resulting from a Force Majeure Event.

“Governmental Authority” means any national, state, local or other governmental, quasi-governmental, regulatory, judicial, administrative, public or statutory instrumentality, tribunal, agency, commission, authority, body or entity (including any independent system operator, regional transmission operator or other transmission operator or authority and any reliability authority), or any political subdivision thereof, lawfully exercising or entitled to exercise legal jurisdiction over the matter or Person in question.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Hub” means a complete, fully-functional (if installed) hub of a WTG attached to a Turbine Nacelle to which the Blades are attached, as more specifically described in the Specifications.

“Incentive LDs” is defined in Section 3.6.2.

“Indemnified Party” is defined in Section 6.5.

“Indemnifying Party” is defined in Section 6.5.

“IPRs” means any intellectual property rights protected under any Applicable Law, including, but not limited to, copyrights, patents and trade marks, whether registerable or not and wherever existing in the world.

“IRS” means the Internal Revenue Service.

“Manuals” means, collectively, each of Supplier’s (i) turbine installation manual, (ii) electrical installation manual describing erection and installation of the WTGs, (iii) operations and maintenance manual, in electronic and hard copy form, and which manual may be updated from time to time by written notice to Buyer (which notice(s) shall be accompanied by the electronic copies of updated manual).

“Minimum PTC Delivery Obligations” means, for the purposes of Section 3.6.1 and specifically in regards to Buyer’s right to suspend the work on the Projects, the equivalent to [***].

“Notice to Proceed” or “NTP” means a written notice by Buyer to Supplier that commits Buyer to purchase the Additional Turbine Equipment, subject to the terms of a Project TSA.

“[***]” means [***].

“Permits” means any valid waiver, consent, exemption, variance, certificate, franchise, permit, entitlement, authorization, plan, approval, license or similar order, judgment, declaration or decree of or from, or filing, submission or registration with, or notice to, any Governmental Authority having jurisdiction over the matter in question.

“Person” means any natural person, corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or any other entity.

“Projects” means the [***] and [***] wind generation projects (as further described in Exhibit 5) or any project being developed by Buyer and identified at a later date for which Buyer uses the PTC Equipment to qualify such project for Tax Credits, and “Project” means one of the Projects.

“Project OMA” is defined in the Recitals.

“Project TSA” is defined in the Recitals.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“PTC Contest Action” is defined in Section 3.6.3.

“PTC Deadline” means the date that is 105 days from payment of the PTC Payment.

“PTC Delivery Obligations” means Supplier’s obligation to deliver 100% of the PTC Equipment to the PTC Equipment Delivery Location by the PTC Deadline in accordance with the terms and conditions of this Agreement.

“PTC Equipment” is the equipment identified in Exhibit 1.

“PTC Equipment Delivery Location” means Supplier´s Manufacturing facility in Agreda, Spain, for the Nacelles, Supplier´s Blade manufacturer facility in [***], [***], for the Blades, and Supplier´s Tower manufacturer in [***], for the Towers, as those facilities are identified in greater detail in Exhibit 9.

“PTC Payment” is defined in Section 3.2.

“Punch List” means a list of repairs, replacements, remedial work or other items to be completed with respect to the PTC Equipment in order to conform with the Specifications or the ESA.

“SCADA System” means a complete, fully functional (if installed) remote control and monitoring system for the WTGs, as more specifically described in the Specifications.

“Scheduled Delivery Date” means the date or dates Supplier has scheduled for the delivery of PTC Equipment to the PTC Equipment Delivery Location.

“Specifications” means the specifications for the WTGs attached hereto as Exhibit 1-A.

“Supplier Indemnified Parties” is defined in Section 6.1.

“Supplier Responsible Party” means Supplier, its affiliates, subcontractors, agents and vendors, or any Person or entity employed by any of them, or any Person or entity for whose acts any of them is liable during the performance of Supplier’s obligations under this ESA.

“Tax Credits” means production tax credits under section 45 of the Internal Revenue Code or investment tax credits under section 48(a)(5) of the Internal Revenue Code.

“Taxes” means any and all forms of applicable taxation, charges, duties, imposts, levies and rates imposed by any Governmental Authority incurred in connection with the performance of either Parties’ obligations under this Agreement, including withholding taxes, corporation tax, capital gains tax, capital transfer tax, inheritance tax, water rates, sales tax, value added tax, customs duties, capital duty, excise duties, betterment levy, stamp duty, stamp duty reserve tax, national insurance, social security or other similar contributions, and generally any tax, duty, impost, levy, rate or other amount, and any interest, penalty or fine in connection therewith.

“Tower” means a complete, fully-functional (if installed) steel tubular tower on which the Turbine Nacelle, Hub, Blades, and other parts of the WTG will be mounted, including all ladders, platforms, internal lighting, safety equipment and other parts and assemblies needed to be fully functioning, as more specifically described in the Specifications.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

“Turbine Equipment” means all parts, components, material, equipment, consumables and other items required for complete, fully-functional WTGs (including switchgear, if the WTG model contemplates switchgear in the Tower, and any other equipment selected by Buyer), the SCADA System and all other materials and equipment required to be supplied or incorporated into the Project by Supplier pursuant to this ESA, as more specifically described in the Specifications.

“Turbine Nacelle” means a complete, fully-functional (if installed) nacelle, including gearbox, generator, transformer (if the WTG model contemplates a transformer in the nacelle), blade pitch controls and nacelle yaw controls, and associated control and ancillary equipment within the Turbine Nacelle, but excluding the Blades, Hubs and Tower, as more specifically described in the Specifications.

“[***]” means (x) [***], (y) [***] and (z) [***].

“Warranty Period” means with respect to: (a) PTC Equipment, the period of time identified in Section 4.6.2 during which Supplier will provide warranties under this ESA, and a Project TSA and Project OMA, if applicable; and (b) Additional Turbine Equipment, the period of time during which Supplier will provide warranties under a Project TSA and Project OMA, if applicable.

“WTG” means a complete, fully functional wind turbine generator, including a Turbine Nacelle, Tower, Hub, Blades, controller, control panels, anemometers, a service lift or a lift assist device (as applicable), all as more particularly described in the Specifications.

1.2 Interpretation.

1.2.1 Recitals, Articles, Sections, Schedules and Exhibits. References to Recitals, Articles, Sections, Schedules and Exhibits are, unless otherwise indicated, Recitals of, Articles of, Sections of, Schedules to and Exhibits to this ESA. All Schedules and Exhibits attached to this ESA are incorporated and made part of this ESA by this reference. References to a Schedule or an Exhibit will mean the referenced Schedule or Exhibit and any of its sub-schedules, sub-exhibits, sub-parts, components or attachments.

1.2.2 Gender. As used in this ESA, the masculine gender will include the feminine and neuter and the singular number will include the plural, and vice versa.

1.2.3 Successors and Assigns. Unless expressly stated otherwise, references to a Person includes its successors and permitted assigns and, in the case of a Governmental Authority, any Person succeeding to its functions and capacities.

1.2.4 Day. As used in this ESA, references to “days” will mean calendar days, unless the term “business days” is used. If the time for performing an obligation under this ESA expires on a day that is not a business day, the time will be extended until that time on the next business day.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

1.2.5 Grammatical Forms. As used in this ESA, where a word or phrase is specifically defined, other grammatical forms of such word or phrase have corresponding meanings; the words “herein,” “hereunder,” “hereof” and this “ESA” refer to this ESA, taken as a whole, and not to any particular provision of this ESA; “including” means “including, for example and without limitation,” and other forms of the verb “to include” are to be interpreted similarly.

ARTICLE 2.

EFFECTIVENESS

2.1 Effective Date. This ESA is effective as of the Effective Date.

ARTICLE 3.

PURCHASE AND SALE OF PTC EQUIPMENT

3.1 Supply and Purchase of PTC Equipment.

3.1.1 Upon the terms and subject to the conditions of this Agreement, Supplier agrees to supply to Buyer, and Buyer agrees to purchase from Supplier, the quantity and type of PTC Equipment identified in Exhibit 1. Buyer will pay Supplier $[***] (the “ESA Price”) for the PTC Equipment as described in Section 3.2. Buyer may designate one of its affiliates as the purchaser of the PTC Equipment by providing written notice to Supplier.

3.1.2 Supplier agrees to provide Buyer with three (3) copies of Manuals with respect to the WTGs supplied under this ESA within thirty (30) business days of the Effective Date.

3.1.3 Upon request of Buyer, Supplier agrees to provide all reasonably necessary documentation required for transportation of the PTC Equipment from the PTC Equipment Delivery Locations to any Project or other location designated by Buyer, including Supplier’s recommended transportation guidelines for the PTC Equipment set forth in the applicable Supplier’s “Transportation Manual” and “Unloading & Access Road Requirements”.

3.2 Payment Terms for PTC Equipment. Supplier will invoice Buyer for the ESA Price on the Effective Date. Buyer will pay the ESA Price in a single payment (the “PTC Payment”), via wire or otherwise as agreed by the Parties, no later than December 30, 2014. The PTC Payment will be payment in full for the PTC Equipment and other items provided by Supplier in accordance with this Agreement, and no additional amounts will be due with respect to the PTC Equipment.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

3.3 Taxes. Supplier shall be responsible for all Taxes imposed on the sale of the PTC Equipment contemplated under this ESA. All such Taxes are already included in the ESA Price. Buyer will neither be responsible for, nor reimburse Supplier for, any Taxes (or any associated penalties or interest) imposed on Supplier, and Supplier will cause all such Taxes, penalties and interest to be paid promptly and in no event later than necessary to avoid the imposition of any lien on the PTC Equipment or the Project. Neither Party is responsible for Taxes on the other Party’s income or the income of the other Party’s personnel.

3.4 Delivery of PTC Equipment.

3.4.1 Supplier will deliver the PTC Equipment ExWorks to the PTC Equipment Delivery Locations on or before the PTC Deadline. For the avoidance of doubt, Supplier will deliver the PTC Equipment ExWorks to the PTC Equipment Delivery Locations no later than 105 days from payment of the PTC Payment, and such delivery will include presentation of the Delivery Certificate in accordance with Section 3.4.3 to Buyer for acceptance or rejection of the Delivery Certificate before the PTC Deadline. Notwithstanding anything to the contrary herein, in the event that Supplier would incur any Tax as a result of storing the PTC Equipment at the PTC Equipment Delivery Location, Supplier shall, in its sole discretion, be permitted to transfer the PTC Equipment to a storage facility in Spain or any other location pre-approved by Buyer, so long as (i) such storage results in no additional cost to Buyer other than as provided in Section 3.4.4, (ii) all of Supplier’s obligations hereunder remain in effect including Supplier’s maintenance and warranty obligations, and (iii) Supplier provides prior written notice of such transfer to Buyer. Buyer shall continue to hold title and risk of loss at all times after delivery of the PTC Equipment has occurred pursuant to Sections 3.4 and 3.5.1

3.4.2 After the PTC Equipment has been delivered to the PTC Equipment Delivery Locations (and following any transfer of the PTC Equipment to another location pursuant to Section 3.4.1), Supplier will do the following on Buyer’s behalf, at Buyer’s expense as provided in Section 3.4.4: (a) maintain the PTC Equipment in accordance with the Supplier’s technical requirements for storing Turbine Equipment as specified in Exhibit 6 and otherwise in a manner that is designed to preserve the warranty, performance and useful lives of the PTC Equipment (b) provide any utilities, delivery devices and equipment, and perform any services, required in connection with the foregoing; (c) identify (and maintain the identification of) the PTC Equipment with such identification information including, at a minimum, serial numbers and other descriptions included in the corresponding Delivery Certificate; (d) segregate the PTC Equipment belonging to Buyer from components belonging to Supplier or third parties; and (e) upon reasonable advance written notice to Supplier, allow Buyer access to the PTC Equipment Delivery Location (or other storage location) for inspection, and removal at any time, of the PTC Equipment.

3.4.3 Supplier will notify Buyer of the anticipated delivery of PTC Equipment no later than 45 business days before the Scheduled Delivery Date and then provide regular updates on the status of deliveries. Upon delivery of PTC Equipment to the PTC Equipment Delivery Location, Supplier will present a signed Delivery Certificate for countersignature by Buyer. Buyer may inspect the PTC Equipment to verify content and condition of the PTC Equipment, including for compliance with the Specifications and this ESA, before countersigning or rejecting the Delivery Certificate.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

(1) Upon receipt from Supplier of the Delivery Certificate, Buyer may:

(a) accept the Delivery Certificate and countersign it;

(b) accept the Delivery Certificate and countersign it, subject to Supplier correcting or performing the Punch List items to Buyer’s reasonable satisfaction; or,

(c) reject the Delivery Certificate due to the PTC Equipment’s noncompliance with the ESA or applicable Specifications. Upon such rejection, Buyer will provide in writing the reasons for the rejection and Supplier will (a) repair on site or replace the PTC Equipment, (b) keep Buyer informed regularly of the progress of such repairs or replacements, (c) upon completion of those actions, inform Buyer and allow re-inspection by Buyer, and (d) if Buyer had earlier rejected delivery, redeliver the PTC Equipment and provide a revised Delivery Certificate to Buyer for Buyer’s countersignature.

(2) For the purposes of this ESA, the date of delivery to the PTC Equipment Delivery Location for any PTC Equipment will be the date identified as such on a Delivery Certificate that is accepted or should have been accepted in the event of a wrongful rejection by Buyer.

3.4.4 The cost of the storage, maintenance and warranty services to be provided by Supplier pursuant to Section 3.4.2 for the first 12 months following delivery of the PTC Equipment is included in the ESA Price. After the first 12 months, Buyer will pay to Supplier as per Exhibit 9 per month for the cost of storage and maintenance, such amount payable monthly at the end of the first12-month storage period. Warranty services after the first 12 months shall be paid for in accordance with Section 4.6.3.

3.5 Title and Risk of Loss.

3.5.1 Title and risk of loss to the PTC Equipment will transfer to Buyer when Buyer countersigns the Delivery Certificate after delivery to the PTC Equipment Delivery Locations, but not before Supplier has received the PTC Payment. Supplier will promptly execute and deliver to Buyer any documentation reasonably requested by Buyer to evidence passage of title.

3.5.2 Notwithstanding Section 3.5.1, Supplier will remain fully responsible for any damage to PTC Equipment caused by Supplier or any other Supplier Responsible Party. Buyer will be responsible for maintaining insurance to cover any damage to the PTC Equipment after risk of loss has transferred to Buyer, except for the damage caused by Supplier or any other Supplier Responsible Party. Supplier will be responsible for maintaining insurance to cover any damages to the PTC Equipment until such transfer.

3.5.3 Supplier warrants and guarantees that legal title to and ownership of the PTC Equipment shall be free and clear of any and all liens, claims, security interests or other encumbrances when title thereto passes to Buyer pursuant to Section 3.5.1 above, except for any liens Supplier holds as a result of non-payment by Buyer under this Agreement. As such, when the title of the PTC Equipment is transferred to Buyer from Supplier in accordance with Section

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

3.5.1, Supplier warrants and guaranties that (i) Buyer shall have good title to such PTC Equipment free and clear of all claims, liens or other encumbrances, and (ii) no instrument or other document shall be required to be delivered to Owner in order to effect the sale of the PTC Equipment from Supplier to Buyer, or if any such instrument or other document is so required, then Supplier shall deliver such instrument or other document to Buyer.

3.6 Damages for Delayed Delivery of PTC Equipment.

3.6.1 Damages if Buyer Discontinues the Projects. If Supplier fails to meet its Minimum PTC Delivery Obligations for reasons other than an Excusable Event, Buyer may suspend work on one or more of the Projects. If Buyer so elects to suspend work on a Project, then Buyer may cancel the PTC Equipment for the Project and Supplier will pay Buyer liquidated damages equal to the [***] incurred as a result of discontinuing the Project. If Supplier pays Buyer [***], and Buyer subsequently builds the discontinued Project, Buyer will reimburse Supplier the difference between the damages paid by Supplier (but not any refund for returned equipment) and any [***] within 30 days after the Project is placed in service for federal income tax purposes, but only to the extent Tax Credits can be claimed on the Project at the same or higher levels as under the Code on the Effective Date. If the Tax Credits that can be claimed on the Project are less than the Tax Credits allowed under the Code on the Effective Date, then the reimbursement to Supplier will be reduced proportionately. Buyer will make commercially reasonable efforts to mitigate [***].

3.6.2 Damages if Buyer Continues the Projects. If Supplier fails to meet its PTC Delivery Obligations, Buyer nevertheless may elect to continue the development of the Projects. If Supplier’s failure to satisfy the PTC Delivery Obligations was not due to an Excusable Event and if Buyer fails to qualify all or a portion of a Project for the Tax Credits that the Project would otherwise have been entitled but for Supplier’s failure, then Supplier will pay Buyer liquidated damages equal to [***] (“Incentive LDs”). Incentive LDs will be paid to Buyer in a lump sum.

3.6.3 Determination of Lost Tax Credits. Subject to satisfaction of the terms of Section 3.6.2, Supplier will only pay Incentive LDs with respect to a Project upon the earlier of the date that (a) Buyer provides Supplier an opinion of a nationally-recognized tax counsel that the Project or any portion of the Project was not under construction in time to qualify for Tax Credits, which opinion is delivered at a “more likely than not” or higher level, or (b) Buyer is unable to enter into a tax equity transaction with respect to the Project on economic terms reasonably satisfactory to Buyer, despite commercially-reasonable efforts (not including indemnifying the tax equity investors for construction-start risk), due to risk that the Project was not under construction in time to qualify for Tax Credits (each a “Final PTC Decision”). Buyer will, and will cause each Buyer PTC Party to (to the maximum extent permitted under any tax equity financing documents), (i) take all reasonable and appropriate steps to contest any partial or full rejection of the Tax Credits by the IRS, including diligently commencing and prosecuting any and all actions or proceedings to contest a Tax Credit determination by the IRS, including in court (any such action or proceeding, a “PTC Contest Action”), (ii) promptly inform Supplier of all filings, pleadings, correspondence, discovery requests and other actions or documents taken, made, filed, served or received by any Buyer PTC Party in connection with any PTC Contest Action or IRS audit and provide copies of the same to Supplier, (iii) provide Supplier with a

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

reasonable opportunity to review and comment on all filings, pleadings, requests, responses and other matters to be filed with a court or served on other parties in a PTC Contest Action or IRS audit and give due and full consideration to all Supplier comments, including making appropriate revisions, before filing or serving on another party any such document, (iv) make all reasonable and appropriate arguments in each PTC Contest Action or IRS audit with respect to qualification for the Tax Credits and (v) allow Supplier to attend proceedings in any PTC Contest Action or IRS audit. Buyer’s reasonable and appropriate arguments may include arguments relating to (A) the incurrence of costs before January 1, 2015 for the Project, including with respect to construction of non-WTG equipment, (B) any physical work of a significant nature relating to the Project, whether performed by Buyer or by a third party under contract, whether on-site or off, commenced before January 1, 2015 and (C) Buyer’s reasonable expectations of taking delivery of PTC Equipment prior to the applicable deadline. Notwithstanding the previous sentence, neither Buyer nor any Buyer PTC Party will be obligated to contest beyond the stage of an IRS audit (including IRS appeals), unless Supplier has agreed in writing that it will be liable for Incentive LDs in the event the contest is lost, agreed to pay the costs of the PTC Contest Action past such stage and has provided an opinion of a nationally-recognized tax counsel that there is at least substantial authority for the taxpayer’s position for an action at the trial court level and that the taxpayer is more likely than not to prevail for an appeal to a U.S. court of appeals. No further PTC Contest Action will be required beyond the U.S. court of appeals. In the event of a PTC Contest Action, payment of Incentive LDs may be delayed until conclusion of the PTC Contest Action, but the Incentive LDs, when ultimately paid, will include interest at the rate of LIBOR plus 3.0% per annum. Buyer will use reasonable efforts to secure the full contest rights in this Section 3.6.3 in any tax equity transaction it negotiates and will notify Supplier if it is unable to secure such full contest rights. The Parties will jointly determine whether any contest at the trial court level will be in the U.S. Tax Court or in a federal district court or the Court of Federal Claims, and if the taxes at issue in the contest must be paid in order to continue the PTC Contest Action in court, then Supplier will advance the money to Buyer to pay the taxes as an interest-free loan, provided, however, that if Buyer receives refund of the Tax Credits as a result of PTC Contest Action, then Buyer will reimburse to Supplier the advanced money with an interest at the rate of LIBOR plus 3.0% per annum.

3.6.4 Payment of Incentive LDs. Following a Final PTC Decision with respect to a Project, the Parties will negotiate in good faith to determine the Incentive LDs payable by Supplier pursuant to Section 3.6.2, taking into consideration the calculation assumptions in Section 3.6.5.1. Supplier shall pay Incentive LDs to Buyer within 45 days of the Final PTC Decision.

3.6.5 Engagement of Independent Engineering Firm. If the Parties are unable to reach agreement on the Incentive LDs, the Parties will engage an independent engineering firm selected jointly by Buyer and Supplier to calculate the Incentive LDs for which Supplier is liable under Section 3.6.2. The independent engineer will present a draft report to each of Supplier and Buyer for comment. Its calculation, after considering all comments, will be subject to dispute resolution under Article 5. The costs of the independent engineer will be shared equally by the Parties.

(1) In doing any such calculation, the independent engineer will assume (i) output equal to the [***], (ii) the Project would have claimed the form of Tax Credit

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

that Buyer informed Supplier it planned to claim on the Project when Buyer made the PTC Payment for the related PTC Equipment, (iii) the Project would have been completed on the projected completion date shown in Exhibit 5 (unless the actual in-service date is available) and (iv) annual inflation under the GDP price deflator of [***]%. To calculate the lump sum, the independent engineer will assume a discount rate of [***]%.

(2) The independent engineer will also gross up any Incentive LDs for income taxes unless Supplier delivers an opinion from a nationally-recognized tax counsel, in form and substance satisfactory to Buyer, that Incentive LDs are more properly reported as a purchase price adjustment for the PTC Equipment and/or Additional Turbine Equipment to which the payment relates in which case the independent engineer will take into account as part of the actual value of the lost Tax Credits the loss of depreciation deductions due to the purchase price adjustment (treating the Buyer as a corporation able to use such depreciation using the same composite tax rate that would have been used for the gross up calculation). If Supplier fails to provide such an opinion, any Incentive LDs will be grossed up for income taxes by dividing the amount of the Incentive LDs by one minus the highest marginal composite federal and state income tax rates in effect when Buyer must report the damages payment as income. The composite tax rate on the Effective Date is 39.6%.

3.6.6 Maximum Liability for Incentive LDs. Notwithstanding anything to the contrary in this ESA, Supplier’s aggregate liability for any Incentive LDs with respect to the Projects will be limited to a maximum of $[***] USD.

3.6.7 Extension of Tax Credits or Later Qualification. If (i) the Tax Credits are renewed or extended by legislation enacted after the Effective Date and, as a result of such renewal or extension, any portion of a Project becomes qualified to receive Tax Credits or (ii) any portion of a Project that does not qualify for Tax Credits later qualifies for Tax Credits for any reason, then Supplier will not be obligated to pay the Incentive LDs to Buyer with respect to such portion of the Project; provided that if the renewed or extended Tax Credits are at a lower rate than in effect on the Effective Date, then Supplier will pay Incentive LDs in an amount necessary to compensate Buyer for the difference between such renewed or extended rate and the rate in effect on the Effective Date. If Supplier has already paid Incentive LDs to Buyer with respect to such portion of the Project, then Buyer will refund to Supplier such Incentive LDs within 30 days after the date on which such portion of the Project so qualified receives the Tax Credits.

3.6.8 Other Renewable Tax Incentives. If Supplier is responsible for Incentive LDs under this ESA and any portion of a Project is or becomes eligible to receive federal renewable energy tax credits, federal grants or other federal incentives for the production of energy from, or the construction of, such portion of the Project other than the Tax Credits (“Alternate Tax Incentives”), then Buyer will use commercially reasonable efforts to qualify such portion of the Project for such Alternate Tax Incentives. If Buyer receives any such Alternate Tax Incentives, then Buyer will refund to Supplier an amount equal to 100% of the value of such Alternate Tax Incentives within 30 days after the date on which Buyer receives such Alternate Tax Incentives; provided that in no event will the aggregate amount of any such refunds to Supplier exceed the amount of the Incentive LDs paid by Supplier.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

3.6.9 Sole and Exclusive Remedy. Payment of liquidated damages or Incentive LDs described in Section 3.6.1 and 3.6.2 will constitute the sole and exclusive remedy of Buyer and the sole and exclusive liability and measure of damages of Supplier with respect to Supplier’s failure, if any, to deliver the PTC Equipment to the PTC Equipment Delivery Location on or before the PTC Deadline. Both Parties agree that the damages underlying the liquidated damages and the Incentive LDs described in Section 3.6.1 and 3.6.2 including the loss of any value to Buyer from it failing to qualify for Tax Credits, are direct damages not barred by the Parties’ waiver of consequential, incidental or indirect damages. After payment of liquidated damages or Incentive LDs, Supplier will be relieved of any and all further liability in respect of its failure to satisfy its PTC Delivery Obligation. The Parties acknowledge and agree that because of the unique nature of the PTC Delivery Obligation and the unavailability of comparable products and services, it is difficult or impossible to determine with precision the amount of damages that would or might be incurred by Buyer as a result of Supplier’s failure to achieve delivery of the PTC Equipment by the PTC Deadline; it being understood and agreed by the Parties that (a) Buyer shall be damaged by the failure of Supplier to meet such obligations, (b) it would be impracticable or extremely difficult to fix the actual damages resulting therefrom, (c) any sums which would be payable under this Article 3 are in the nature of liquidated damages, and not a penalty, and are fair and reasonable under the circumstances and (d) each payment represents a reasonable estimate of fair compensation for the losses that may reasonably be anticipated from such failure, and shall, without duplication, be the sole and exclusive remedy with respect to any such failure by Supplier. Once payment of such liquidated damages has been paid or the limits with respect to liquidated damages set forth in this Agreement have been reached, Supplier shall be relieved of any further liability in respect thereof. Supplier hereby waives any rights or defenses that any liquidated damage provided for herein is a penalty or otherwise void.

3.7 Qualification of the Projects. Supplier will provide any documentation reasonably requested by Buyer to establish that any of the Projects qualify for Tax Credits under the construction-start tests in IRS Notice 2013-29, including by documenting 2014 costs that may have been incurred by Supplier directly and by documenting continuous construction that may have occurred at Supplier’s factories.

ARTICLE 4.

PURCHASE AND SALE OF ADDITIONAL TURBINE EQUIPMENT

4.1 Exclusivity. Buyer grants Supplier the exclusive right to supply Additional Turbine Equipment for WTGs delivered to the Projects within the period commencing on the Effective Date and ending on December 31, 2016 (the “Exclusivity Period”). Buyer may terminate the Exclusivity Period without further liability or obligation to Supplier if Supplier defaults on its obligations under this ESA (other than its obligations to provide timely notices and reports hereunder, unless such failures cause material harm to Buyer).

4.2 Reservation of Additional Turbine Equipment; Option.

In consideration for the Buyer’s grant of exclusivity in Section 4.1, Supplier will reserve up to a maximum of [***] of Additional Turbine Equipment for purchase by Buyer or Buyer’s Affiliates and delivery to one or more Projects for the Contract Price. Supplier acknowledges that the continued development of, procurement for and construction of any Project is in Buyer’s sole

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

and absolute discretion and that Buyer shall have no further liability or obligation to Supplier if Buyer discontinues such work for any Project. Buyer shall have the option of allocating the balance of the Additional Turbine Equipment to any of Buyer’s other Projects by providing notice to Supplier as provided in Sections 4.4.1 and 4.4.2.

4.3 Execution of a Project TSA and Project OMA. Buyer shall notify Supplier when it wishes to begin finalizing the Project TSA and Project OMA for each Project. Promptly after receiving such notice, Supplier shall provide Buyer with a proposed Project TSA and Project OMA, each on terms and pricing that are consistent with this Agreement and the Turbine Purchase & Delivery Contract and the Warranty Service Agreement executed between Supplier and [***]. Thereafter, the Parties shall negotiate diligently and in good faith to reach agreement on the terms of such Project TSA and Project OMA, and all of the related exhibits and schedules thereto.

4.4 Obligations and Liability with Respect to Additional Turbine Equipment; Notice to Proceed. This ESA imposes no liability or obligations on Buyer with respect to Additional Turbine Equipment other than as provided in Section 4.1 with respect to the Exclusivity Period. Buyer shall have no obligations or liability with respect to the Additional Turbine Equipment unless and until Buyer issues an NTP and delivers executed signature pages for a Project TSA and Project OMA, and then only to the extent of the NTP and the executed Project TSA and Project OMA. Upon Buyer’s issuance of an NTP, Turbine Supplier will provide Buyer with final lien waivers in a form generally accepted for the state in which the Project will be located with respect to any PTC Equipment to be used in that Project.

4.4.1 NTP for Other Projects. Buyer may elect to allocate all or part of the PTC Equipment to Projects other than the [***] or [***] Projects by signing additional Project TSAs and Project OMAs and issuing NTPs for Additional Turbine Equipment for such projects. If Buyer intends to issue an NTP for a project that is not listed in Exhibit 5, then Supplier and Buyer shall enter into good-faith negotiations, for an exclusive period no less than 80 days, to agree on a binding price for such Additional Turbine Equipment for projects. During this negotiation Supplier commits to provide pricing for Additional Turbine Equipment consistent with the agreed upon pricing for [***] and [***] adjusted for logistics of a specific project under consideration. If the Parties reach an agreement on the price of Additional Project Equipment for such other Project, then the provisions of this Article 4 shall apply. If the Parties cannot reach an agreement on price, then neither Party shall have any obligations or liabilities to the other Party with respect to supply of the Additional Project Equipment for such Project, provided, however, that the rights of the Parties with respect to exclusivity as set forth in this Article 4 shall otherwise remain unaffected.

4.4.2 Termination of Obligation to Reserve Additional Turbine Equipment. Supplier’s obligation to provide Additional Turbine Equipment to the Projects shall terminate unless Buyer issues an NTP for the Projects by [***], however, if after [***], Supplier is not able to provide the Additional Turbine Equipment in accordance with a request from Buyer to supply such Additional Turbine Equipment, then Buyer’s obligations with respect to Exclusivity pursuant to Section 4.1 shall terminate.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

4.5 Contract Price; Payment Schedule. Exhibit 7 provides the Contract Price for the Projects and the associated payment schedule that will be included in the Project TSA for that Project.

4.6 Incorporation of PTC Equipment.

4.6.1 Relationship with Project TSA and Project OMA. The Parties acknowledge that Buyer may incorporate the PTC Equipment in one or more Projects. Upon allocation of the PTC Equipment to a Project, issuance of an NTP for that Project, and Buyer’s execution of the Project TSA and Project OMA for that Project, the terms of the Project TSA and Project OMA will govern the Parties’ rights and obligations with respect to the applicable portion of the PTC Equipment. In no event: (i) will Buyer be obligated to make any additional payments for the PTC Equipment and (ii) nothing in the project TSA will act to amend or conflict with the provisions of this ESA that provide for the supply, purchase and delivery of the PTC Equipment.

4.6.2 Warranty for PTC Equipment. The warranties applicable to the PTC Equipment shall be the warranties: (a) set forth on Exhibit 6 hereto, until a Project TSA and Project OMA is executed by the Parties, and (b) provided in the Project TSA or Project OMA, as applicable, once a Project TSA and Project OMA is executed. For the purposes of applying the warranties, the Warranty Period for PTC Equipment shall begin on the date that title transfers for the PTC Equipment pursuant to this Agreement and terminate on [***], unless a Project TSA is executed for a Project into which the PTC Equipment is incorporated. If the PTC Equipment is incorporated into a Project, then the Warranty Period for the PTC Equipment (and all Turbine Equipment under the Project TSA) shall be the Warranty Period provided in the Project TSA.

4.6.3 In the event the PTC Equipment is not incorporated into a Project, Buyer shall have the option of extending the Warranty Period for the PTC Equipment an additional 24 Months beyond the date that that Warranty Period would otherwise terminate under Section 4.6.2, for: $[***] per [***] per month, $[***] per [***] per month, and $[***] per [***] per month.

ARTICLE 5.

DISPUTE RESOLUTION

5.1 Referral to Senior Management. No later than five (5) days after a Party notifies the other Party of a dispute: (a) each Party will appoint a representative from their respective senior management and (b) the Parties’ representatives will meet, negotiate and attempt in good faith to resolve the dispute.

5.2 Arbitration Procedure. If the referral to senior management fails to resolve the dispute after thirty (30) days, either party may submit the dispute for resolution by binding arbitration. To initiate the arbitration process, the Party seeking a resolution will submit a demand for arbitration to the other Party. The demand will summarize the dispute and identify the basic facts and ESA provisions underlying the dispute. The arbitration will be resolved through the offices of the American Arbitration Association pursuant to the rules for complex civil litigation. The arbitral tribunal will be composed of three (3) arbitrators, and the arbitration will be conducted in New York, New York. Each Party will be entitled to appoint one arbitrator from the complex litigation panel. The two (2) arbitrators appointed by the Parties will then

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

appoint a third arbitrator from the same panel. The Parties will use all commercially reasonable efforts to conclude the arbitration as soon as practicable. All aspects of the arbitration will be treated as confidential. The arbitrators will have no power to award damages or remedies inconsistent with this ESA.

5.3 Fees. Each Party will share equally the fees of the arbitrators and the costs and expenses of the arbitration, and each Party will pay its own attorneys’ and expert and witness fees and other costs associated with the arbitration.

5.4 Award Final and Binding. The arbitration award will be final and binding on the Parties and may be enforced in any court of competent jurisdiction. Each Party waives any right of appeal to any court or tribunal of competent jurisdiction to the fullest extent permitted by the governing law of this ESA. For the purpose of an enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of federal courts located in Philadelphia, PA, and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

5.5 Interim Measures and Other Relief. Notwithstanding anything to the contrary, either Party may apply to a court of competent jurisdiction for interim measures, specific performance or other similar relief. The Parties agree that seeking and obtaining such interim measures, specific performance or similar relief will not waive the right to arbitration, including the right to apply to the arbitrators for such interim measures, specific performance or similar relief. To the maximum extent permitted by applicable laws, the Parties authorize and empower the arbitrator to grant interim measures, including injunctions, attachments and conservation orders, and all other remedies permitted by this ESA, including specific performance and other similar relief (which, for the avoidance of doubt, may be part of the final arbitral decision or award), in appropriate circumstances; these interim measures and other remedies may be immediately enforced by court order.

5.6 Limitation of Liability. THE PARTIES WAIVE ALL CLAIMS AGAINST EACH OTHER (AND AGAINST THE AFFILIATES OF EACH, AND THEIR RESPECTIVE MEMBERS, SHAREHOLDERS, OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES) FOR ANY CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES (INCLUDING LOSS OF ACTUAL OR ANTICIPATED PROFITS) ARISING OUT OF THIS ESA, REGARDLESS OF WHETHER ANY SUCH CLAIM ARISES OUT OF BREACH OF CONTRACT, GUARANTY OR WARRANTY, TORT, PRODUCT LIABILITY, INDEMNITY, CONTRIBUTION, STRICT LIABILITY OR ANY OTHER LEGAL THEORY. NOTWITHSTANDING THE FOREGOING, THE PRECEDING SENTENCE WILL NOT AFFECT EACH PARTY’S INDEMNITY OBLIGATIONS TO THE OTHER PARTY. LIQUIDATED DAMAGES WILL NOT BE DEEMED CONSEQUENTIAL DAMAGES. IN NO EVENT WILL EITHER PARTY’S LIABILITY TO THE OTHER PARTY EXCEED: (A) PRIOR TO ISSUANCE OF THE NOTICE TO PROCEED, THE PRICE FOR PTC EQUIPMENT; AND (B) FOLLOWING ISSUANCE OF THE NOTICE TO PROCEED, THE CONTRACT PRICE.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ARTICLE 6.

INDEMNIFICATION

6.1 Supplier’s Indemnity Obligation. Supplier agrees to indemnify, hold harmless and defend Buyer, its affiliates, and each of its officers, directors, shareholders, managers, members, partners, agents, employees, successors and permitted assigns (the “Supplier Indemnified Parties”) from and against any claims, demands and losses arising on account of: (a) bodily injuries, death or damage to property, to the extent that the same results from the fault, negligent act or omission, or willful misconduct of Supplier and Supplier Responsible Party, and not from the fault, negligent act or omission, or willful misconduct of Buyer, its affiliates or its personnel, (b) the breach of the ESA by Supplier or Supplier Responsible Party, (c) the violation of any Applicable Laws or Permits by Supplier or Supplier Responsible Party, or (d) any taxes for which Supplier or its affiliates is responsible.

6.2 Buyer’s Indemnification Obligation. Buyer agrees to indemnify, hold harmless and defend Supplier, its affiliates, and each of its officers, directors, shareholders, managers, members, partners, agents, employees, successors and permitted assigns (the “Buyer Indemnified Parties”) from and against any claims, demands and losses arising on account of: (a) bodily injuries, death or damage to property, to the extent that the same results from the fault, negligent act or omission, or willful misconduct of Buyer and Buyer Responsible Party, and not from the fault, negligent act or omission, or willful misconduct of Supplier or Supplier Responsible Party, (b) Buyer’s breach of the ESA, (c) the violation of any Applicable Laws or Permits by Buyer or Buyer Responsible Party, or (d) any taxes for which Buyer or its affiliates is responsible.

6.3 Indemnity Against Infringement. Supplier shall indemnify and keep indemnified and hold harmless each Buyer Indemnified Party from and against all claims, liabilities, losses and damages asserted by any third party person, together with all costs and expenses relating thereto (including reasonable attorneys’ fees and court costs), based upon any claim of infringement of any IPR (whether by way of trademark or otherwise) resulting from the manufacture, offer for sale, sale, supply or importation of the PTC Equipment or use thereof by Buyer to generate electrical energy from wind. Each Party agrees to notify the other as soon as possible of any material matters with respect to which the foregoing indemnity may apply and of which the notifying Party has knowledge. If notified in writing of any action or claim for which Supplier is to provide an indemnity, Supplier shall defend such action or claim at its expense and pay the cost and damages and reasonable attorneys’ fees awarded against Buyer in such action or claim; provided, that Supplier shall have the right to control the defense (including selection of defense counsel) and settlement of all such actions or claims.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

6.4 Treatment of Infringing Equipment. If an order by any court of competent jurisdiction shall be obtained against Buyer’s purchase, use or operation of any PTC Equipment or any part thereof by reason of Supplier’s alleged infringement of any IPR of any Person, Supplier shall first be afforded a reasonable opportunity, at its expense but without limiting its indemnification obligations under Section 6.3, to diligently seek the discharge of any such order as aforesaid, and at Supplier’s election to forthwith:

(a) at a commercially reasonable time (taking into consideration Buyer’s current or future operation of any applicable PTC Equipment), modify the PTC Equipment so that it becomes non-infringing;

(b) procure for Buyer the right to continue (or as applicable, commence and then continue) the operation and/or use of the PTC Equipment; or

(c) substitute for any infringing equipment, other non-infringing equipment having the capabilities which otherwise satisfy Supplier’s obligations under this Agreement.

6.5 Indemnification Procedure. When a Party hereunder (the “Indemnifying Party”) is required to indemnify the Buyer Indemnified Parties or the Supplier Indemnified Parties, as applicable (either such indemnified parties being the “Indemnified Parties”) in accordance with this Article 6, the Indemnifying Party shall assume on behalf of such Indemnified Parties, and conduct with due diligence and in good faith, the defense of any claim against such Indemnified Parties, whether or not the Indemnifying Party shall be joined therein, and the Indemnified Parties shall cooperate with the Indemnifying Party in such defense. The Indemnifying Party shall be in charge of the defense and settlement of such claim; provided, however, that without relieving the Indemnifying Party of its obligations hereunder or impairing the Indemnifying Party’s right to control the defense or settlement thereof, the Indemnified Parties may elect to participate through separate counsel in the defense of any such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Parties. In the event that the Indemnified Parties shall have reasonably concluded that there exists a material conflict of interest between the Indemnifying Party and the Indemnified Parties in the conduct of the defense of such claim, then each Party shall retain their separate counsel (at the sole cost of the Indemnifying Party) and (except as otherwise provided in Section 6.3) shall have the right to control the defense and/or settlement of such claim. In the event that the Indemnifying Party does not employ counsel to assume the defense of such claim asserted against the Indemnified Party within a reasonable time after the Indemnifying Party’s receipt of notice of the commencement of an action thereon, the Indemnified Parties may retain counsel for the defense thereof, upon twenty (20) business days written notice, in which case the fees and expenses of counsel shall be paid by the Indemnifying Party. No Indemnifying Party shall settle any such claims or actions in a manner which would require any action or forbearance from action by any Indemnified Parties without the written consent of the Indemnified Parties, which consent shall not be unreasonably withheld or delayed.

6.6 Indemnification Rights Not Abridged. The indemnification obligations contained in this Article 6 shall not be construed so as to negate, abridge, or reduce other rights or obligations of indemnity that would otherwise exist as to an Indemnified Party hereunder. In claims against an Indemnified Party pursuant to the indemnification obligations contained in this Article 6 and which are brought by an employee of the Indemnifying Party, a subcontractor of the Indemnifying Party, or anyone for whom they may be responsible, the indemnification obligations contained in this Article 6 shall not be limited (x) by a limitation on the amount or type of damages, compensation, or benefits payable by or for the Indemnifying Party, any subcontractor of the Indemnifying Party, or anyone for whom they may be responsible, under workers’ or workmen’s compensation acts, disability benefit acts, or other employee benefit acts, or (y) pursuant to any common law or case law.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

6.7 Survival of Indemnities. The indemnities solely set forth in this Article 6 shall survive the termination or expiration of this Agreement.

ARTICLE 7.

DEFAULT; TERMINATION

7.1 Default.

7.1.1 Event of Default. If during the term of this Agreement either Party breaches any of the material covenants or conditions of this Agreement, such breach shall constitute an event of default hereunder by the breaching Party and the other Party shall give notice to such breaching Party thereof, specifying in detail the nature thereof, and the amount thereof if it is a default which may be cured by the payment of money.

7.1.2 Bankruptcy Event of Default. It shall be an event of default hereunder with respect to a Party if such Party becomes insolvent, or generally does not pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors, or (a) if insolvency, receivership, reorganization or bankruptcy proceedings are commenced against any such party, and such proceedings are not dismissed within sixty (60) days, or (b) if insolvency, receivership, reorganization or bankruptcy proceedings are commenced by any such party.

7.1.3 Cure Rights. In the case of an event of:

(a) a undisputed payment default under Section 7.1.1, if, after the service of the notice described in such section, the event of default upon which such notice was based shall continue to exist, or

(b) any other event of default under Section 7.1.1 or 7.1.3, if, after the expiration of a grace period of thirty (30) days after the service of the notice described in such sections, the event of default upon which such notice was based shall continue to exist (or in the case of an event of default which cannot with all diligence be remedied within a period of thirty (30) days, the breaching Party fails to commence within a period of thirty (30) days after the service of such notice to remedy such event of default and to proceed with all diligence thereafter to remedy such event of default within a reasonable period of time, but in no event later than sixty (60) days after the service of such notice), then any such occurrence shall be considered a “Default” under this Agreement, and the non-breaching Party shall be entitled to the remedies set forth in Section 7.1.4. There shall be no cure period, and no notice of default shall be required, with respect to an event of default under Section 7.1.2, which event shall be considered a Default immediately upon its occurrence.

7.1.4 Remedies. In the event of a Default, the non-breaching Party shall be entitled, without prejudice to any other rights or remedies to which it may be entitled at law and/or in equity on account of such Default (but subject nevertheless to any provision of this Agreement expressly providing that a stated remedy is exclusive), including the right, in the non-breaching Party’s sole discretion, to either continue its rights and obligations under this Agreement in full force and effect or, by providing five (5) business days prior written notice to

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

the breaching Party, to terminate this Agreement. Notwithstanding anything to the contrary, any failure or delay in giving a notice of an event of default by a non-breaching Party under Section 7.1.1 or 7.1.3 shall not be construed as a waiver or admission by the non-breaching Party with respect to such event of default.

7.2 Termination Due to Force Majeure. Either Party shall have the right to terminate this Agreement upon not less than thirty (30) days prior written notice to the other Party if the occurrence of a Force Majeure Event affecting such Party’s performance hereunder continues for three (3) consecutive months or more; provided, however, that such Party may only terminate this Agreement according to the terms of this Section 7.2 with respect to that PTC Equipment affected by such Force Majeure Event.

ARTICLE 8.

REPRESENTATIONS AND WARRANTIES

8.1 Representations and Warranties by Supplier. Supplier hereby represents and warrants to Buyer as follows:

8.1.1 Due Organization; Good Standing. Supplier is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and is (or will be) qualified to do business in the jurisdictions in which it will be “doing business” pursuant to this Agreement.

8.1.2 Due Authorization. The execution, delivery and performance of this Agreement by Supplier have been duly authorized by all necessary corporate action on the part of Supplier and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Supplier or any other Party to any other agreement with Supplier.

8.1.3 IPR. It owns or is licensed or is otherwise lawfully permitted to use any and all IPR relating to the manufacture, production, sale and use of the PTC Equipment and the manufacture, production, sale and use of the PTC Equipment will not infringe the IPR of any third party.

8.2 Representations and Warranties by Buyer. Buyer represents and warrants to Supplier as follows:

8.2.1 Due Organization; Good Standing. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of Oregon, is currently registered and able to conduct its business legally and is (or will be) qualified to do business in the jurisdictions in which it will be “doing business” pursuant to this Agreement.

8.2.2 Due Authorization. The execution, delivery and performance of this Agreement by Buyer have been duly authorized by all necessary action on the part of Buyer in accordance with Buyer’s charter documents and do not and will not require the consent of any trustee or holder of any indebtedness or other obligation of Buyer or any other party to any other agreement with Buyer.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ARTICLE 9.

CONFIDENTIALITY

9.1 Supplier Confidentiality. Supplier shall keep confidential, except as may be approved in writing by Buyer, or as may be necessary for the proper discharge by Supplier of its duties under this Agreement (each a “Supplier Contract Performance Disclosure”), (i) the terms and provisions of this Agreement, (ii) all proprietary and technical data of Buyer, (iii) all data identified in writing as being confidential or proprietary, and (iv) all details of Buyer’s business or other information regarding any Project (collectively, the “Buyer Confidential Information”); provided, however, each Supplier Contract Performance Disclosure shall be subject to the written agreement of such third party to keep the Buyer Confidential Information confidential, to not disclose the same to any third party without the prior written consent of Buyer, and to not use any Buyer Confidential Information for any purpose other than as authorized in this Section 9.1 and such confidentiality agreements shall: (i) be in writing; (ii) be governed by terms and conditions substantially similar to those in this Agreement; and (iii) inform each third party in receipt of such information of the confidential nature of such information).

9.2 Buyer Confidentiality. Buyer shall keep confidential, except as may be approved in writing by Supplier, or as may be necessary for the proper discharge by Buyer of its duties under this Agreement (each an “Buyer Contract Performance Disclosure”), (i) all proprietary and technical data of Supplier, (ii) all data identified in writing as being confidential or proprietary, and (iii) the terms and provisions of this Agreement (collectively, the “Supplier Confidential Information”); provided, however, each Buyer Contract Performance Disclosure shall be subject to the written agreement of such third party to keep the Supplier Confidential Information confidential, to not disclose the same to any third party without the prior written consent of Buyer, and to not use any Supplier Confidential Information for any purpose other than as authorized this Section 9.2 and such confidentiality agreements shall: (i) be in writing; (ii) be governed by terms and conditions substantially similar to those in this Agreement; and (iii) inform each third party in receipt of such information of the confidential nature of such information.

Buyer may also use and disclose Supplier Confidential Information to third parties for the financing, repair, operation, maintenance and insurance of the PTC Equipment, and, in addition, Buyer may disclose Supplier Confidential Information to prospective purchasers (such purchase being either direct or indirect) of the Project or Buyer, parties providing financing (such financing being either direct or indirect) with respect to the Project or Buyer, and prospective assignees or transferees of this Agreement; provided, however, in each case such disclosures shall be subject to the written agreement of such third party to keep the Supplier Confidential Information confidential, to not disclose the same to any third party without the prior written consent of Buyer, and to not use any Supplier Confidential Information for any purpose other than as authorized this Section 9.2 and such confidentiality agreements shall: (i) be in writing; (ii) be governed by terms and conditions substantially similar to those in this Agreement; and (iii) inform each third party in receipt of such information of the confidential nature of such information.

9.3 Notwithstanding Sections 9.1 and 9.2, the Parties shall have no obligation with respect to any Buyer Confidential Information or Supplier Confidential Information, as

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

applicable, which (i) is or becomes publicly known through no act of the receiving Party, (ii) is approved for release by written authorization of the disclosing Party, (iii) is necessary to be disclosed to taxing authorities and accountants preparing Supplier’s tax reports and filings, or (iv) is required to be disclosed by the receiving Party pursuant to a legal process (so long as the receiving Party uses commercially reasonable efforts to avoid disclosure of such information, and prior to furnishing such information, the receiving Party notifies the disclosing Party and gives the disclosing Party the opportunity to object to the disclosure and/or to seek a protective order). Nothing in this Agreement shall bar the right of either Party to seek and obtain from any court injunctive relief against conduct or threatened conduct which violates this Article 9.

9.4 All public announcements by Supplier or Buyer in relation to the ESA shall be fully discussed in advance between, and approved in writing by, the Parties.

ARTICLE 10.

MISCELLANEOUS

10.1 Compliance with Applicable Law. In connection with the performance of its obligations under this Agreement, Supplier shall comply with all applicable Applicable Laws, including: (i) binding accords relating to human rights; (ii) laws and regulations relating to the ability of workers to form unions or engage in collective bargaining; (iii) laws and regulations prohibiting forced and compulsory labor; (iv) laws and regulations relating to child labor or minimum contracting ages; (v) laws and regulations prohibiting discriminatory practices with respect to employment and occupation, including but not limited to those relating to distinction, exclusion or preference based on race, color, gender, religion, political opinion, national or social origin; (vi) laws and regulations designed to limit activities which may negatively impact the environment; and (vii) laws and regulations prohibiting corruption, extortion and bribery. In the event that during the term of this Agreement Supplier identifies noncompliance with the foregoing obligation, it shall promptly notify Buyer, specifying in such notice its plan to remedy such default. Supplier shall cause its subcontractors to comply with the provisions of this Section 10.1. Supplier shall, during the term of this Agreement, provide Buyer with certifications, confirmations or other information as reasonably requested by Buyer to demonstrate or confirm compliance with the obligations of this Section 10.1.

10.2 Inspections by Buyer. During the Term of this Agreement, Supplier shall permit Buyer and its representatives to monitor and inspect the PTC Equipment in order to verify material compliance with the terms of this Agreement, including the Specifications upon reasonable prior notice by Buyer. Such inspection of any part of the PTC Equipment shall in no way relieve Supplier of its obligations to perform its obligations in accordance with this Agreement nor constitute acceptance or waiver of any of the right and remedies of Buyer hereunder, unless such acceptance or waiver is granted in writing.

10.3 Obligations with respect to Excusable Events and Force Majeure.

10.3.1 If as a result of the occurrence of a Force Majeure Event or Excusable Event, a Party is rendered wholly or partially unable to perform its obligations under this ESA, the Party will provide the other Party written notice describing the particulars of the occurrence and estimating the expected duration of the event. The notice will be given promptly, but in no event greater than ten (10) business days after the event.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.3.2 The suspension of performance will be of no greater scope and of no longer duration than is reasonably required by the event. The affected Party will exercise all reasonable efforts to mitigate or limit damages to the other Party and promptly take appropriate and sufficient corrective action. When the affected Party is able to resume performance of the affected obligations under this ESA, the affected Party will promptly resume performance and give the other Party written notice to that effect.

10.3.3 The burden of proof as to whether a Force Majeure Event or Excusable Event has occurred, its duration and whether such event excuses a Party from performance under this ESA will be upon the Party claiming such Force Majeure Event or Excusable Event.

10.4 Governing Law. This Agreement and all matters arising hereunder or in connection herewith shall be governed by and construed in accordance with the internal laws of the State of New York without regard to conflicts of law or choice of law principles (other than Sections 5-1401 and 5-1402 of the General Obligations Law).

10.5 Amendment and Waiver. This ESA may be modified or amended only by an instrument in writing signed by both Parties to this ESA. A Party’s rights and obligations under this ESA cannot be waived, except by an instrument in writing, delivered by the waiving Party, in which such Party’s intent to waive is expressly stated.

10.6 Entire Agreement. This ESA, including all exhibits attached to this ESA, contains the entire understanding of the Parties with respect to the purchase, sale and delivery of the PTC Equipment and supersedes all prior or contemporaneous discussions, agreements and commitments between the Parties on this matter. There are no agreements or understandings between the Parties with respect to the subject matter of this ESA, whether oral or written, other than those in this ESA. Neither Party has relied upon any representation, express or implied, not contained in this ESA.

10.7 Survival. All provisions of this ESA that either expressly by their terms survive, by their nature survive, or come into or continue in force and effect after the expiration or termination of this ESA will remain in effect and be enforceable following such expiration or termination of the ESA. The provisions of this Section 10 will survive expiration or termination of this ESA.

10.8 Assignment.

10.8.1 Except as expressly provided in this Section 10.8, no Party may assign or transfer this ESA, in whole or in part, without the prior written consent of the other Party (which consent will not be unreasonably withheld, conditioned or delayed). Any attempted assignment or transfer that does not comply with this Section 10.8 will be null and void and of no force or effect whatsoever.

10.8.2 This ESA may be assigned by Buyer, upon prior written notice to Supplier (but without Supplier’s consent), to: (a) an affiliate of Buyer; or (b) to a Financing Party as collateral security. This ESA, or any or all of Supplier’s obligations hereunder, may be assigned to any affiliate of Supplier.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

10.8.3 If Buyer assigns this ESA in accordance with this Section 10.8: (a) the ESA will be binding upon and inure to the benefit of the successors and assigns; and (b) Buyer will, to the extent the assignee assumes the liabilities and obligations of the assignor, be relieved of such liabilities and obligations.

10.9 Further Assurances; Cooperation. Supplier and Buyer agree to provide such information, and to take such other actions as may be necessary or reasonably requested by the other Party in order to give full effect to this ESA and to carry out the intent of this ESA. Supplier will execute and deliver such consent forms, acknowledgments and other documents (including an opinion of counsel) reasonably requested by Buyer. Buyer will reimburse Supplier for reasonable documented third-party costs and expenses incurred by Supplier in connection with Buyer’s request.

10.10 No Rights in Third Parties. This ESA and all rights under this ESA are intended for the sole benefit of the Parties and will not imply or create any rights on the part of, or obligations to, any other Person, except with respect to the Buyer Indemnified Parties and the Supplier Indemnified Parties.

10.11 Severability. The invalidity of one or more phrases, sentences or clauses contained in this ESA will not affect the validity of the remaining portions of this ESA so long as the material purposes of this ESA can be determined and effectuated.

10.12 Notice. Any notice or invoice required or authorized to be given under this ESA or any other communications between the Parties provided for under the terms of this ESA will be in writing (unless otherwise provided) and will be served personally or by reputable next Business Day express courier service addressed to the relevant Party at the address stated below or at any other address notified by that Party to the other as its address for service. Any notice so given personally or by express courier will be served on delivery. As proof of such service, it will be sufficient to produce a receipt showing personal service or the receipt of a reputable courier company showing the correct address of the addressee. The Parties’ addresses for notice and service are:

To Buyer:	Iberdrola Renewables, LLC
1125 NW Couch Street, Suite 700
Portland, OR 97209
Attn: Contract Administration
Telephone: (503) 241-3230

with a copy to:
Iberdrola Renewables, LLC
1125 NW Couch Street, Suite 600
Portland, OR 97209
Attn: General Counsel
Telephone: (503) 796-7127

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

To Supplier:	Gamesa Wind US, LLC
1150 Northbrook Dr.
Trevose, Pennsylvania 19053
Attention: Vice President of Sales
Telephone: (215) 710-3100
Email: customerservice_us@gamesacorp.com

with a copy to:
Gamesa Wind US LLC
1150 Northbrook Dr.
Trevose, Pennsylvania 19053
Attention: General Counsel’s Office
Telephone: (215) 710-3100
Email: ffuselier@gamesacorp.com

10.13 Joint Effort. Preparation of this ESA has been a joint effort of the Parties, and the resulting document will not be construed more severely against one of the Parties than against the other. Any rule of construction that ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this ESA, or exhibits to this ESA.

10.14 Counterparts. This ESA may be executed in any number of counterparts, each of which will be an original but all of which together will constitute one instrument, binding upon all parties to this ESA, notwithstanding that all of such parties may not have executed the same counterpart. The delivery of an executed counterpart of this ESA by facsimile or portable document format (.pdf) will be deemed to be valid delivery.

[SIGNATURES FOLLOW]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have caused this ESA to be executed as of the date first stated above.

SUPPLIER:		BUYER:

Gamesa Wind US, LLC		IBERDROLA RENEWABLES, LLC

By:	/s/ Borja Negro	By:	/s/ Martin Mugica, CEO
Name:	Borja Negro	Name:	Martin Mugica, CEO
Title:	CEO	Title:	Iberdrola Renewables LLC

By:	/s/ Gonzalo Onzain	By:	/s/ Frank Burkhartsmeyer, CFO
Name:	Gonzalo Onzain	Name:	Frank Burkhartsmeyer, CFO
Title:	VP Sales	Title:	Iberdrola Renewables LLC

Initials

MK Legal

GW Procurement

EL Engineering and Construction

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 1 – List of PTC Equipment

SCOPE OF SUPPLY FOR PTC EQUIPMENT

Wind Turbine Generator Component	GAMESA
Nacelle & Hub [***]	[***]
Rotor – Set of 3 Blades	[***]
Tower - [***] hub height	[***]

•	Gamesa will provide serial numbers for major components for the PTC equipment

•	[***]

•	[***]

•	Leading edge tape or high solids coating in the leading edge will be employed if [***] blades are supplied (at an optional cost- see Price Proposal)

•	[***] sensors will be installed in the main bearings to monitor temperature (at an optional cost- see Price Proposal)

•	All equipment shall comply with OSHA regulations

•	Standard Temperature Package (-20C to +40C)

•	[***]

•	Converters sourced from [***]

•	Low voltage ride through, [***]

•	High voltage ride through, [***]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 1-A - Specifications

[***166 pages omitted]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 2 – Description of Additional Turbine Equipment / Scope of Supply

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 3 – Form of Delivery Certificate

Date:

1.	Reference is made to the Equipment Supply Agreement dated as of December , 2014 (the “Agreement”) by and between Iberdrola Renewables, LLC, a company incorporated and existing under the laws of Oregon (“Buyer”), and Gamesa Wind US, LLC, a company incorporated and existing under the laws of Delaware (“Supplier”). Capitalized terms used but not defined in this Delivery Certificate shall have the meanings in the Agreement. Buyer purchased the PTC Equipment listed in the attached Exhibit A from Supplier pursuant to the Agreement.

2.	The undersigned, Supplier, does hereby certify and represent as follows to Buyer with respect to the PTC Equipment listed in the attached Exhibit A:

a.	Pursuant to Section 3.4.3 of the Agreement, Supplier certifies that the PTC Equipment has been delivered to the PTC Equipment Delivery Location identified on Exhibit A to this document.

b.	The PTC Equipment has been assembled and delivered in accordance with Agreement and the Specifications.

c.	The PTC Equipment has been marked as the property of Buyer and physically segregated from other property being stored at the PTC Equipment Delivery Location belonging to Supplier or third parties.

d.	Buyer paid Supplier $XXX for the PTC Equipment. The purchase price has been paid in full.

e.	The person signing below is authorized to submit this Delivery Certificate to Buyer for and on behalf of Supplier.

3.	Supplier and Buyer have agreed on a Punch List in connection with the PTC Equipment as set forth in the attached Exhibit B, if any, and Supplier agrees to promptly correct or perform the Punch List items to Buyer’s reasonable satisfaction.

[signatures follow]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

This Delivery Certificate is executed and delivered to Buyer this         day of                     , 20    .

SUPPLIER:

Gamesa Wind US, LLC

a company incorporated and existing under the laws of Delaware

By:

Name:

Title:

This Delivery Certificate is acknowledged and accepted by Buyer this                 day of                     , 20    .

BUYER:

Iberdrola Renewables LLC,

a company incorporated and existing under the laws Oregon

By:

Name:

Title:

Date:

By:

Name:

Title:

Date:

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 4 – NOT USED

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 5 – Project Descriptions

[*** 3 pages omitted]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 6 – Warranty on PTC Equipment Prior to Project TSA Execution

Supplier warrants during the Warranty Period that (a) each item of PTC Equipment is new at the time of ExWorks delivery pursuant to this ESA, and (b) each item of PTC Equipment shall be free from defects and deficiencies in design, engineering, materials, manufacture, or workmanship, and (c) any work or services performed by Supplier in connection with the PTC Equipment, including storage maintenance services, shall be performed in a good and workmanlike manner; and in each case of (a), (b), and (c), shall comply with and conform to Specifications, Manuals, prudent wind industry practices, Applicable Laws, Permits, and the other express requirements of this Agreement.

Supplier further agrees that it will comply with and conform with the requirements in the attached Storage Maintenance Manuals set forth below as part of the Warranty and scope of work under the Agreement for each PTC Equipment component while in storage:

[***]

[*** 50 pages omitted]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 7 – Contract Price

[*** 5 pages omitted]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 8 – Payment Schedule

Milestone Payment #1 – 100% of ESA Price payable no later than December 30, 2014 for the following amount:

$[***]

In Words: [***] US Dollars

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

Exhibit 9 – PTC Component Breakdown

G114 component

[***] Tower	$	[***]
Rotor	$	[***]
Nacelle	$	[***]

PTC Equipment EXW Locations

Component	Location	Address
Nacelles, Hubs	[***]	[***]
Rotors	[***]	[***]
Rotors	[***]	[***]
Towers	[***]	[***]

Storage & Maintenance Services

Component	Location	Monthly Fee for Storage & Maintenance Services
Nacelles	[***]	[***]
Rotors	[***]	[***]
Rotors	[***]	[***]
Towers	[***]	[***]

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.